EXHIBIT 10.32

CHANGE OF CONTROL AGREEMENT

        THIS CHANGE OF CONTROL AGREEMENT (“Agreement”) is effective as of the 30th day of March, 2004 (the “Effective Date”), by and between AXONYX, INC. (the “Company”), and Marvin S. Hausman (the “Executive”).

        WHEREAS, the Executive is currently employed by the Company;

        WHEREAS, the Board of Directors of the Company (the “Board”) has determined that it is in the best interests of the Company and its stockholders to assure that the Company will have the continued services and dedication of the Executive, notwithstanding the possibility, threat or occurrence of a Change of Control (as defined herein); and

        WHEREAS, in order to accomplish the foregoing objective, the Board has authorized and directed the Company to enter into this Agreement.

        NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive hereby agree as follows:

        1. Term. The term of this Agreement (“Term”) shall commence on the Effective Date and shall continue until the earlier of: (a) ninety (90) days after the Executive’s termination of employment with the Company if no Change of Control shall have then been commenced, publicly announced or occurred; or (b) one (1) year after a Change of Control shall have occurred.

        2. Accelerated Vesting of Options; Severance Payments. If:

(a) a Change of Control shall have occurred and the Executive’s employment with the Company is terminated by the Executive for Good Reason during the Term; or

(b) during the period from ninety (90) days prior to the commencement or public announcement of a Change of Control until one (1) year after a Change of Control shall have occurred, the Executive’s employment with the Company is terminated by the Company other than for Cause;

then (i) all unvested options granted to the Executive by the Company or any successor entity prior to, simultaneously with or in connection with the Change of Control shall vest immediately prior to such resignation or termination of employment described in subsection 2(a) or (b) above, (ii) all outstanding options shall remain exercisable for a period of one year following the termination of employment, and (iii) the Company shall pay to the Executive (in addition to any accrued but unpaid base salary and/or bonus and any unreimbursed business and/or medical expenses and/or other accrued but unpaid benefits under the Company’s employee benefit programs as of the date of such resignation or termination of employment), in a single lump sum payment, within thirty (30) days after any such resignation or termination, an amount equal to the sum of:

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(1) two hundred percent (200%) of the Executive’s highest annual base salary in effect during the one (1) year period immediately preceding such resignation or termination, plus

(2) the greater of the annual bonus the Executive received with respect to the immediately preceding fiscal year of the Company and the current annual target bonus in effect at the time of such resignation or termination.

3. Good Reason.

(a) As used in this Agreement, the term “Good Reason” means:

(i) a material diminution in the nature of the Executive’s authority, duties, responsibilities or status (including offices, titles, reporting requirements and supervisory functions), from those in effect immediately prior to the Change of Control; or

(ii) the required relocation of the Executive’s place of employment to a location in excess of thirty (30) miles from the Executive’s place of employment at the time the Executive terminates employment, except for required travel on Company business to an extent substantially equivalent to the Executive’s business travel obligations immediately prior to the Change of Control; or

(iii) any substantial reduction by the Company of the Executive’s base salary, or a reduction in the Executive’s bonus opportunities, profit sharing opportunities, or other incentive opportunities from those in effect immediately prior to the Change of Control.

(b) If, at any time during the Term of this Agreement, whether before or after the occurrence of a Change of Control, the Executive receives a written description from the Company of the nature of the Executive’s authorities, duties, responsibilities, status, salary, bonus and other employee benefits, or job location, and the Executive thereafter accepts in writing such new authority, duties, responsibilities, status, salary, bonus and other employee benefits, or job location (“New Position”) with the Company without determining that the New Position causes a Good Reason as set forth in Section 2(a) hereof, then for the remainder of the Term, the New Position shall be the authorities, duties, responsibilities, status, salary, bonus and other employee benefits, or job location to be used by the Executive in determining whether Good Reason has occurred thereafter pursuant to Section 2(a) hereof.

4. Change of Control. As used herein, the term “Change of Control” shall mean the occurrence with respect to the Company of any of the following events:

(a) An acquisition of any voting securities of the Company (the “Voting Securities”) by any “Person” (as the term Person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of the combined voting power of the then outstanding Voting Securities;

(b) The individuals who, as of the date hereof, are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least a majority of the Board; provided, however, that if the election or nomination for election by the Company’s stockholders of any new director was approved by a vote of at least a majority of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if (i) such individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, or (ii) such individual was designated by a Person who has entered into an agreement with the Company to effect a transaction described in clause (i) or (iii) of subsection (c) below; or

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(c) Approval by stockholders of the Company of:

(i) A merger, consolidation or reorganization involving the Company, unless,

(1) the stockholders of the Company immediately before such merger, consolidation or reorganization, own, directly or indirectly, immediately following such merger, consolidation or reorganization, at least a majority of the combined voting power of the outstanding Voting Securities of the corporation (the “Surviving Corporation”) in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization;

(2) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least a majority of the members of the board of directors of the Surviving Corporation; and

(3) no Person (other than any Person who, immediately prior to such merger, consolidation or reorganization, had Beneficial Ownership of a majority or more of the then outstanding Voting Securities) has Beneficial Ownership of a majority or more of the combined voting power of the Surviving Corporation’s then outstanding Voting Securities.

(ii) A complete liquidation or dissolution of the Company; or

(iii) An agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person.

        Notwithstanding the foregoing, a Change of Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increased the proportional number of shares Beneficially Owned by the Subject Person; provided that if a Change of Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities Beneficially Owned by the Subject Person, then a Change of Control shall be deemed to have occurred.

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        5. Cause. The term “Cause” shall mean (1) the willful failure of the Executive substantially to perform the duties of his employment (other than any such failure resulting from incapacity due to physical or mental illness) for at least [10] days after a demand for substantial performance is delivered to the Executive by the Company which specifically identifies the manner in which the Company believes the Executive has not substantially performed the duties of his employment; (2) the Executive’s engaging in conduct that constitutes neglect or willful misconduct in carrying out the duties of his employment or that is injurious to the Company or any of its affiliates; (3) the Executive’s conviction of, or entering a plea of guilty, nolo contendere (or similar plea) to a crime that constitutes a felony or any crime of moral turpitude; (4) the Executive’s directly or indirectly selling, passing on or otherwise using or disclosing without permission any confidential information of the Company; or (5) the Executive’s direct or indirect participation in business activities in competition with the Company.

        6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to the choice of law principles thereof.

        7. Assignability. This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive other than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive’s legal representatives and heirs. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns. The Company shall require any corporation, entity, individual or other person who is the successor (whether direct or indirect, by purchase, merger, consolidation, reorganization, or otherwise) to all or substantially all of the business and/or assets of the Company, to expressly assume and agree to perform, by a written agreement in form and substance reasonably satisfactory to the Executive, all of the obligations of the Company under this Agreement, prior to or contemporaneously with a Change of Control. As used in this Agreement, the term “Company” shall mean the Company as defined above and any successor to its business and/or assets as described herein which assumes and agrees to perform this Agreement by operation of law, written agreement, or otherwise.

        8. Waiver. This Agreement may not be changed or terminated without the prior written agreement of both the Company and the Executive. The waiver of any breach of any term or condition of this Agreement shall not be deemed to constitute the waiver of any breach of the same or any other term or condition of this Agreement.

        9. Severability. In the event any provision of this Agreement is found to be unenforceable or invalid, such provision shall be severable from this Agreement and shall not affect the enforceability or validity of any other provision of this Agreement. If any provision of this Agreement is capable to two constructions, one of which would render the provision void and the other that would render the provision valid, then the provision shall have the construction that renders it valid.

        10. Additional Agreement. This Agreement is in addition to (and, except as specifically set forth herein, does not supercede or modify any of the provisions of) the Company’s 2000 Stock Option Plan, which shall remain in full force and effect. For the avoidance of doubt, certain stock options granted to the Executive may automatically vest under certain circumstances pursuant to the Company’s 2000 Stock Option Plan even though no Change of Control has been commenced, publicly announced or occurred as contemplated hereby.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

AXONYX, INC: By: /s/ GOSSE BRUINSMA —————————————— Name/Title: Gosse Bruinsma, President

EXECUTIVE: /s/ MARVIN S. HAUSMAN —————————————— Marvin S. Hausman

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